UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 12, 2007
                        (Date of earliest event reported)

                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

        Nevada                          0-17371               90-0196936
(State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation or organization)     File Number)       Identification Number)



                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)

                                 (405) 488-1304
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01 Regulation FD Disclosure

     On February 12, 2007, Quest Resource Corporation announced its monthly statistics for certain operational information for the month of January 2007.

     The information for January 2007 is as follows:

                             2004         2005         2006                    2007
                              YTD          YTD          YTD           Jan               YTD
Production Wells Drilled      460           99          622           29                29
Production Wells              164          233          638           28                28
Connected
Production Wells               NA          205          125            4                 4
Recompleted
SWD Wells Drilled               8            5           15            0                 0

Pipeline Installed            141.3        119.0        391.8         10.4              10.4
(miles)
Gross Volumes              12,126.3     13,256.6     16,728.0      1,661.4(2)(3)     1,661.4(2)(3)
Transported (mmcf) (1)

Net Acres Leased               NA       14,079      101,840       13,056            13,056


------------------

(1) Includes approximately 3,000 to 4,000 mcf/day of natural gas that is transported on Quest's pipeline gathering system for third parties. Quest receives approximately 30% of these volumes as compensation for transporting this natural gas. On December 1, 2006 Quest separated the gas gathering system and certain other assets into a limited partnership known as Quest Midstream Partners, L.P.

(2)   Preliminary estimate

(3) January 2007 gross volumes transported were negatively impacted by downtime primarily due to winter storms in the area. Gross volumes have now resumed to normal levels.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QUEST RESOURCE CORPORATION



                                    By: /s/ Jerry D. Cash
                                        -----------------------------------
                                        Jerry D. Cash
                                        Chief Executive Officer

Date: February 12, 2007